SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
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Soliciting Material Pursuant to Rule 14a-12

Golub Capital BDC, Inc.

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GOLUB CAPITAL BDC, INC.
666 Fifth Avenue, 18th Floor
New York, NY 10103
December 18, 2018
Dear Stockholder:
You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Golub Capital BDC, Inc. (the “Company”) to be held on February 5, 2019 at 9:30 a.m., Eastern Time, at the offices of Golub Capital LLC, located at 666 Fifth Avenue, New York, New York.
The notice of annual meeting and proxy statement, which is accessible on the Internet or by request, provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to: (1) elect two directors of the Company, (2) ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019 and (3) approve the Company becoming subject to the minimum asset coverage ratio under the Small Business Credit Availability Act of at least 150%, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur effective the first day after such stockholder approval. I will also report on the Company’s progress during the past year and respond to stockholders’ questions.
It is very important that your shares be represented at the Annual Meeting. Even if you plan to attend the meeting in person, I urge you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or telephone. We encourage you to vote via the Internet, if possible, as it saves us significant time and processing costs. On the Notice of Internet Availability of Proxy Materials you also will find instructions on how to request a hard copy of the proxy statement and proxy card free of charge, and you may vote your proxy by returning a proxy card to us after you request the hard copy materials. Your vote and participation in the governance of the Company are very important to us.
Sincerely yours,

/s/ David B. Golub
David B. Golub
Chief Executive Officer

GOLUB CAPITAL BDC, INC.
666 Fifth Avenue, 18th Floor
New York, NY 10103
(212) 750-6060
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 5, 2019
Notice is hereby given to the owners of shares of common stock (the “Stockholders”) of Golub Capital BDC, Inc. (the “Company”) that:
The 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company will be held at the offices of Golub Capital LLC, located at 666 Fifth Avenue, New York, New York, on February 5, 2019 at 9:30 a.m., Eastern Time, for the following purposes:
1.
To elect two Class III directors of the Company who will each serve until the 2022 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified;

2.
To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019; and

3.
To approve the Company becoming subject to the minimum asset coverage ratio under the Small Business Credit Availability Act of at least 150%, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur.

You have the right to receive notice of, and to vote at, the Annual Meeting if you were a Stockholder of record at the close of business on December 12, 2018. We are furnishing proxy materials to our Stockholders on the Internet, rather than mailing printed copies of those materials to each Stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet.
Your vote is extremely important to us. If you are unable to attend the Annual Meeting, we encourage you to vote your proxy on the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. You may also request from us free of charge hard copies of the proxy statement and a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials. In the event there are not sufficient votes for a quorum or to approve the proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.
By Order of the Board of Directors,

/s/ Joshua M. Levinson
Joshua M. Levinson
Secretary
December 18, 2018
This is an important meeting. To ensure proper representation at the meeting, please follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy via the Internet or request, complete, sign, date and return a proxy card. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person if you wish to change your vote.

GOLUB CAPITAL BDC, INC.
666 Fifth Avenue, 18th Floor
New York, NY 10103
(212) 750-6060
PROXY STATEMENT
For
2019 Annual Meeting of Stockholders
To Be Held on February 5, 2019
This document will give you the information you need to vote on the matters listed on the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). Much of the information in this Proxy Statement is required under rules of the Securities and Exchange Commission (“SEC”), and some of it is technical in nature. If there is anything you do not understand, please contact us at 212-750-6060.
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Golub Capital BDC, Inc. (the “Company,” “Golub Capital BDC,” “we,” “us” or “our”) for use at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, February 5, 2019 at 9:30 a.m., Eastern Time, at the offices of Golub Capital, located at 666 Fifth Avenue, New York, New York, and at any postponements or adjournments thereof. This Proxy Statement and the Company’s Annual Report for the fiscal year ended September 30, 2018, are being provided to stockholders of the Company of record as of December 12, 2018 (the “Stockholders”) via the Internet on or about December 18, 2018. In addition, a Notice of Annual Meeting and a Notice of Internet Availability of Proxy Materials are being sent to Stockholders of record as of December 12, 2018.
We encourage you to vote your shares, either by voting in person at the Annual Meeting or by voting by proxy, which means that you authorize someone else to vote your shares. Shares represented by duly executed proxies will be voted in accordance with your instructions. If you execute a proxy without specifying your voting instructions, your shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Annual Meeting, your shares will be voted at the Board’s discretion unless you specifically state otherwise on your proxy.
You may revoke a proxy at any time before it is exercised by notifying the Company’s Secretary in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Annual Meeting. Any Stockholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person, whether or not he or she has previously voted his or her shares via proxy or wishes to change a previous vote.
You will be eligible to vote your shares electronically via the Internet, telephone, or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials.
Purpose of Annual Meeting
At the Annual Meeting, you will be asked to vote on the following proposals:
1.
To elect two Class III directors of the Company who will each serve until the 2022 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified;

2.
To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019; and

3.
To approve the Company becoming subject to the minimum asset coverage ratio under the Small Business Credit Availability Act (the “SBCAA”) of at least 150%, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur.

Voting Securities
You may vote your shares at the Annual Meeting only if you were a Stockholder of record at the close of business on December 12, 2018 (the “Record Date”). There were 60,165,454 shares of the Company’s common stock (the “Common Stock”) outstanding on the Record Date. Each share of Common Stock is entitled to one vote.

Quorum Required
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Shares held by a broker or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on non-routine proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes. If there are not enough votes for a quorum, Stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit the further solicitation of proxies.
Votes Required
Election of Directors
The election of directors requires the vote of a majority of the shares of Common Stock cast at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). Stockholders may not cumulate their votes. Abstentions and broker non-votes will not be included in determining the number of votes cast, and, as a result, will have no effect on the election of nominees.
Ratification of Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm (meaning that the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.
Approval of the Company Becoming Subject to a Minimum Asset Coverage Ratio under the SBCAA of At Least 150%, Permitting the Company to Double Its Amount of Debt Incurrence
Approval of the Company becoming subject to a minimum asset coverage ratio under the SBCAA of at least 150%, permitting the Company to double its amount of debt incurrence effective the first day after such stockholder approval, requires the affirmative vote of a majority of the votes cast by stockholders at the Annual Meeting in person or by proxy and entitled to vote. Stockholders may not cumulate their votes. Abstentions and broker non-votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.
Broker Non-Votes
Broker non-votes are described as votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee and who does not attend the meeting. Proposal 1 is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 1, the election of two Class III directors. Thus, if you do not give your broker or nominee specific instructions on how to vote for you or do not vote for yourself by returning a proxy card or by other arrangement with your broker or nominee, your shares will have no effect on Proposal 1.
Proposal 2, the ratification of the selection of Ernst & Young LLP, is a routine matter. As a result, if you beneficially own your shares and you do not provide your broker or nominee with proxy instructions, by returning a proxy card or by other arrangement with your broker or nominee, your broker or nominee will be able to vote your shares for you on this routine matter.
Proposal 3, the approval of the Company becoming subject to a minimum asset coverage ratio under the SBCAA of at least 150%, permitting the company to double its amount of debt incurrence, is a non-routine matter. As a result, if you hold shares “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal 3. Thus, if you do not give your broker or nominee specific instructions on how to vote for you or do not vote for yourself by returning a proxy card or by other arrangement with your broker or nominee, your shares will have no effect on Proposal 3.
Adjournment and Additional Solicitation.   If there appear not to be enough votes to approve the proposals at the Annual Meeting, the chair of the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time without notice other than announcement at the Meeting or Stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit further solicitation of proxies. Joshua M. Levinson and Ross A. Teune are the persons named as proxy and will vote proxies held by one of them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.
A Stockholder vote may be taken on any of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal.
Information Regarding This Solicitation
The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing and posting this Proxy Statement and the Annual Report to the Internet and the cost of mailing the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials and any requested proxy materials to Stockholders. The Company intends to use the services of GC Advisors LLC (“GC Advisors”), the Company’s investment adviser, to aid in the distribution and collection of proxy votes. The Company expects to pay market rates for such services. If brokers, trustees, or fiduciaries and other institutions holding shares in their own names or in the names of their nominee, which shares are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners, the Company will reimburse such persons for their reasonable expenses in so doing.
No additional compensation will be paid to directors, officers or regular employees for such services. If the Company retains a solicitor, the Company has estimated that it would pay approximately $50,000 for such services. If the Company engages a solicitor, you could be contacted by telephone on behalf of the Company and urged to vote. The solicitor will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may also be asked if you would like to vote over the telephone and to have your vote transmitted to our proxy tabulation firm.
Stockholders may provide their voting instructions through the Internet, by telephone, or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials. These options require Stockholders to input the Control Number, which is provided with the Notice of Internet Availability of Proxy Materials. If you vote using the Internet, after visiting www.proxyonline.com and inputting your Control Number, you will be prompted to provide your voting instructions. Stockholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their Internet link. Stockholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will, upon request, receive an e-mail confirming their instructions.
If a Stockholder wishes to participate in the Annual Meeting but does not wish to give a proxy by Internet, the Stockholder may attend the Annual Meeting in person or request and submit a proxy card by following the instructions on the Notice of Internet Availability of Proxy Materials.
Any proxy authorized pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. A revocation may be effected by resubmitting voting instructions via the Internet voting site, by telephone, by obtaining and properly completing another proxy card that is dated later than the original proxy card and returning it, by mail, in time to be received before the Annual Meeting, by attending the Annual Meeting and voting in person, or by a notice, provided in writing and signed by the Stockholder, delivered to the Company’s Secretary on any business day before the date of the Annual Meeting.
Security Ownership of Certain Beneficial Owners and Management
As of the Record Date, to our knowledge, no person would be deemed to control us, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

Our directors consist of interested directors and independent directors. An interested director is an “interested person” of the Company, as defined in the 1940 Act, and independent directors are all other directors (the “Independent Directors”).
The following table sets forth, as of December 14, 2018, certain ownership information with respect to our Common Stock for those persons who directly or indirectly own, control or hold with the power to vote more than 5 percent of our outstanding Common Stock and all officers and directors, individually and as a group.
Name and Address	Type of Ownership	Shares Owned	Percentage
Lawrence E. Golub(1)	—	—	—
David B. Golub(1)	Beneficial	100,312	*%
John T. Baily(1)	Beneficial	33,706	*%
Kenneth F. Bernstein(1)	Beneficial	51,728	*%
Anita R. Rosenberg(1)	Beneficial	28,760	*%
William M. Webster IV(1)	Beneficial	191,514	*%
Ross A. Teune(1)	Beneficial	12,734	*%
Joshua M. Levinson(1)	Beneficial	21,511	*%
All officers and directors as a group (8 persons)	Beneficial	440,265	*%

*
Represents less than 1.0%.

(1)
The business address for each of our officers and directors is c/o Golub Capital BDC, Inc., 666 Fifth Avenue, 18th Floor, New York, NY 10103.

Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s directors and other executive officers, and any persons holding more than 10% of its Common Stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report in this proxy statement any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4 and 5 filed by such persons and information provided by the Company’s directors and other executive officers, the Company believes that during the fiscal year ended September 30, 2018, all Section 16(a) filing requirements applicable to such persons were met in a timely manner.

Dollar Range of Securities Beneficially Owned by Directors
Information as to the beneficial ownership listed in the tables below is based on information furnished to the Company by the persons listed in the respective tables. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act. The following table sets forth the dollar range of our Common Stock beneficially owned by each of our directors as of December 14, 2018.
Name of Director	Dollar Range of Equity Securities in Golub Capital BDC(1)
Independent Directors
John T. Baily	Over $100,000
Kenneth F. Bernstein	Over $100,000
Anita R. Rosenberg	Over $100,000
William M. Webster IV	Over $100,000
Interested Directors
Lawrence E. Golub	None
David B. Golub	Over $100,000

(1)
Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

The following table sets forth the dollar range of limited partnership interests in other private funds advised by Golub Capital (“Golub Capital” refers, collectively, to the activities and operations of Golub Capital LLC (formerly Golub Capital Management LLC), which entity employs all of Golub Capital’s investment professionals, as well as GC Advisors, associated investment funds and their respective affiliates) and beneficially owned by any of our Independent Directors and his or her immediate family as of December 14, 2018.
Name of Director	Name of Owners	Name of Investment	Title of Class	Dollar Range of Equity Securities(1)
Independent Directors
William M. Webster IV	William M. Webster IV; J. Lyles Glenn, TTE, FBO William M. Webster IV Trust UAD 3/15/99
Golub Capital Partners 9, L.P.;
Golub Capital Partners 10, L.P.;
Golub Capital Partners 11, L.P.;
Golub Capital Partners 11R, L.P.;
Golub Capital Partners 12, L.P.;
GC Coinvestment, L.P.;
GC 2009 Mezzanine Partners, L.P.;
Golub Capital International Ltd.;
LEG Partners, L.P.;
GEMS Fund 4, L.P.;
GC Synexus Fund LP;
Golub Capital Investment Corporation
			N/A — Single Class	Over $100,000 in each

(1)
Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.

PROPOSAL 1: ELECTION OF DIRECTORS
In accordance with the Company’s bylaws, the Board currently has six members. Directors are divided into three classes and are elected for staggered terms of three years each, with a term of office of one of the three classes of directors expiring each year at the Annual Meeting of the Stockholders of the Company. After this election, the terms of Class I, II and III will expire in 2020, 2021 and 2022, respectively. Each director will hold office for the term to which he or she is elected or until his or her successor is duly elected and qualified.
A Stockholder can vote for or against, or abstain from voting for, any nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of each nominee named below. If a nominee should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person as is nominated by the Board as a replacement. The Board has no reason to believe that either Mr. Lawrence E. Golub or Mr. William M. Webster IV will be unable or unwilling to serve.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
Information about the Nominees and Directors
Certain information with respect to the Class III nominees for election at the Annual Meeting, as well as each of the other directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds and the year in which each person became a director of the Company. The nominees for Class III director currently serve as directors of the Company.
Mr. Lawrence E. Golub and Mr. William M. Webster IV have been nominated for election as Class III directors for a three-year term expiring at the 2022 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified. Mr. Lawrence E. Golub and Mr. William M. Webster IV are not being proposed for election pursuant to any agreement or understanding between Mr. Lawrence E. Golub and Mr. William M. Webster IV and the Company.
Nominees for Class III Directors
Name, Address and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Companies in Fund Complex(2) Overseen by Director	Other Directorships Held by Director or Nominee for Director During the Past 5 years(3)
Lawrence E. Golub (59)(4)	Chairman of the Board of Directors	Class III Director since 2009; Term Expires 2019	Serves as the Chief Executive Officer of Golub Capital.	Three	Member of the Financial Control Board of the State of New York. A member of the board of directors of Golub Capital Investment Corporation (“GCIC”) since September 2014 and Golub Capital BDC 3, Inc. (“GBDC 3”), since August 2017. Previously served on the board of directors of Empire State Realty Trust, Inc. (NYSE) from 2013 to 2014.
William M. Webster IV (61)	Director	Class III Director since 2010; Term Expires 2019
Retired. Co-founder of Advance America, Advance Cash Centers, Inc. Served as the Chief Executive Officer of Advance America, Advance Cash Centers, Inc. from its inception in 1997 through August 2005 and served as Chairman of the board of directors from August 2008 through May 2012.
				Three	Serves on the board of directors of LKQ Corporation (NYSE), Compass Systems, Inc., GCIC since November 2014, and, since August 2017, GBDC 3.

Class I Directors (continuing directors not up for re-election at the Annual Meeting)
Name, Address and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Companies in Fund Complex(2) Overseen by Director	Other Directorships Held by Director or Nominee for Director During the Past 5 years(3)
David B. Golub (56)(4)	Chief Executive Officer and Director	Class I Director since 2009; Term Expires 2020	Serves as the President of Golub Capital.	Three	A member of the board of directors of GCIC since November 2014 and GBDC 3, since August 2017. Serves on the board of directors of the Michael J. Fox Foundation for Parkinson’s Research. Also serves on the board of directors of The Burton Corporation.
Anita R. Rosenberg (54)	Director	Class I Director since 2011; Term Expires 2020	Independent Consultant. Former independent advisor to Magnetar Capital from April 2011 to May 2012. Partner and Portfolio Manager at Harris Alternatives, LLC, and its predecessor, Harris Associates, L.P., from 1999 to 2009.	Three	An independent trustee at Baron Funds Management since May 2013. An independent director for Impala Asset Management since January 2014. A member of the board of directors of GCIC since November 2014 and, since August 2017, GBDC 3.
Class II Directors (continuing directors not up for re-election at the Annual Meeting)
Name, Address and Age(1)	Position(s) held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Companies in Fund Complex(2) Overseen by Director	Other Directorships Held by Director or Nominee for Director During the Past 5 years(3)
John T. Baily (74)	Director	Class II Director since 2010; Term Expires 2021	Retired.	Three	A member of the board of directors of RLI Corp. (NYSE), Endurance U.S. Holding Corp. previously served on the board of directors of Endurance Specialty Holdings, Ltd. from 2003 to October 2017(5), GCIC since November 2014, and, since August 2017, GBDC 3.
Kenneth F. Bernstein (57)	Director	Class II Director since 2010; Term Expires 2021	Chief executive officer of Acadia Realty Trust since 2001 and the president and a trustee since its formation in 1998.	Three	A member of the board of directors of GCIC since November 2014 and GBDC 3 since August 2017. An independent trustee of BRT Apartments Corp. from 2004 to 2016.

(1)
The business address of each of our directors is c/o Golub Capital BDC, Inc., 666 Fifth Avenue, 18th Floor, New York, NY, 10103.

(2)
“Fund Complex” includes the Company, GCIC, and GBDC 3.

(3)
No director otherwise serves as a director of an investment company registered under the 1940 Act.

(4)
Messrs. Lawrence E. Golub and David B. Golub, who are brothers, are interested directors due to their position as officers of the Company and of Golub Capital.

(5)
Prior to its acquisition by Sompo International on March 23, 2017, Mr. John T. Baily served on the board of directors of Endurance Specialty Holdings Ltd. (“Endurance”) which was publicly traded on the NYSE. Trading of ordinary shares ceased after the acquisition.

Corporate Governance
We believe that maintaining the highest standards of corporate governance is a crucial part of our business, and we are committed to having in place the necessary controls and procedures designed to ensure compliance with applicable laws, rules and regulations.
Director Independence
The Nasdaq Stock Market LLC (“Nasdaq”) corporate governance rules require listed companies to have a board of directors with at least a majority of independent directors. Under Nasdaq corporate governance rules, in order for a director to be deemed independent, our Board must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. On an annual basis, each member of our Board is required to complete an independence questionnaire designed to provide information to assist the Board in determining whether the director is independent under Nasdaq corporate governance rules, the 1940 Act and our corporate governance guidelines. Our Board has determined that each of our directors, other than Mr. Lawrence E. Golub and Mr. David B. Golub, is independent under the Nasdaq listing standards, the Exchange Act and the 1940 Act. Our governance guidelines require any director who has previously been determined to be independent to inform the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee and our Corporate Secretary of any change in circumstance that may cause his or her status as an Independent Director to change. The Board limits membership on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee to Independent Directors.
The Board’s Oversight Role in Management
The Board’s role in management of the Company is one of oversight. Oversight of the Company’s investment activities extends to oversight of the risk management processes employed by GC Advisors as part of its day-to-day management of our investment activities. The Board reviews risk management processes throughout the year, consulting with appropriate representatives of GC Advisors as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. The Audit Committee of the Board (which consists of all the Independent Directors) is responsible for approving our independent accountants, reviewing with our independent accountants the plans and results of the audit engagement, approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing the adequacy of our internal accounting controls. The Audit Committee is also responsible for aiding the Board in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments. The Compensation Committee’s risk oversight responsibilities include reviewing the reimbursement by the Company to Golub Capital LLC (the “Administrator”) of the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer and their respective staffs on an annual basis.
The Board’s Composition and Leadership Structure
The 1940 Act requires that at least a majority of the Company’s directors not be “interested persons” (as defined in the 1940 Act) of the Company. Currently, four of the Company’s six directors are Independent Directors (and are not “interested persons”). However, Lawrence E. Golub, Chief Executive Officer of Golub Capital, and therefore an interested person of Golub Capital BDC, serves as Chairman of the Board. The Board believes that it is in the best interests of investors for Mr. Golub to lead the Board because of his broad experience with the day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described below. The Board does not have a lead independent director. However, William M. Webster IV, the Chairman of the Audit Committee and the Nominating and Corporate Governance Committee, is an Independent Director and acts as a liaison between the Independent Directors and management between meetings of the Board. He is also involved in the preparation of agendas for Board and committee meetings. The Board believes that its leadership structure is appropriate in light of the characteristics and circumstances of the Company because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight. The Board also believes that its small size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between GC Advisors and the Board.
Information About Each Director’s Experience, Qualifications, Attributes or Skills
Below is additional information about each director (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes and/or skills that each director possesses, and which the Board believes has prepared each director to be effective. The Board believes that the significance of each director’s experience, qualifications, attributes and/or skills is an individual matter (meaning that experience or a factor that is important for one director may not have the same value for another) and that these factors are best evaluated at the Board level, with no single director, or particular factor, being indicative of Board effectiveness. However, the Board believes that directors need to have the ability to review, evaluate, question and discuss critical information provided to them and to interact effectively with Company management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties. The Board believes that its members satisfy this standard. Experience relevant to having this ability may be achieved through a director’s educational background, business, professional training or practice (e.g., finance, accounting or law), public service or academic positions, experience from service as a board member (including the Board of the Company) or as an executive of investment funds, public companies or significant private or not-for-profit entities or other organizations, and/or other life experiences. To assist them in evaluating matters under federal and state law, the Independent Directors are counseled by their own independent legal counsel, who participates in Board meetings and interacts with GC Advisors, and also may benefit from information provided by the Company’s counsel. Both Independent Directors’ and Company’s counsels have significant experience advising funds, including other business development companies, and fund board members. The Board and its committees have the ability to engage other experts as appropriate. The Board evaluates its performance on an annual basis.
Experience, Qualifications, Attributes and/or Skills that Led to the Board’s Conclusion that such Members Should Serve as Directors of the Company
The Board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes and skills, which allow the Board to operate effectively in governing the Company and protecting the interests of its Stockholders. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each director considered by the Board.
Interested Directors
Lawrence E. Golub
Mr. Lawrence E. Golub has served as Chairman of our Board since November 2009. The Board benefits from Mr. Lawrence E. Golub’s business leadership and experience and knowledge of the financial services industry. Mr. Golub previously spent ten years as a principal investor and investment banker. As a Managing Director of the Risk Merchant Bank at Bankers Trust Company, he applied derivative products to principal investing and merger and acquisitions transactions. As a Managing Director of Wasserstein Perella Co., Inc., he established that firm’s capital markets group and debt restructuring practice. As an officer of Allen & Company Incorporated, he engaged in principal investing, mergers and acquisitions advisory engagements and corporate finance transactions. Mr. Golub is active in charitable and civic organizations. He is one of three private members of the Financial Control Board of the State of New York, President of the Harvard University JD-MBA Alumni Association, a member of the Harvard University Committee on University Resources, and a member of the Advisory Council of Harvard Kennedy School’s Mossavar-Rahmani Center for Business & Government. Mr. Golub was a White House Fellow and served for over 15 years as Treasurer of the White House Fellows Foundation. Mr. Golub was chairman of Mosholu Preservation Corporation, a non-profit developer and manager of low income housing in the Bronx. He served for over fifteen years as a trustee of Montefiore Medical Center, the university hospital of the Albert Einstein Medical School. He also served for six years as a trustee of Horace Mann School and for five years on the Harvard University Committee for Science and Engineering. Mr. Golub also serves on the board of directors of GCIC, since September 2014 and GBDC 3, since August 2017, each of which is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the 1940 Act and whose investment adviser is GC Advisors and previously served on the board of directors of Empire State Realty Trust, Inc. (NYSE). Mr. Golub’s experiences with Golub Capital and his focus on middle-market lending led our Nominating and Corporate Governance Committee to conclude that Mr. Golub is qualified to serve as a director.
David B. Golub
Mr. David B. Golub has served as our Chief Executive Officer since November 2009. Mr. Golub joined Golub Capital as Vice Chairman in January 2004, after having served as a director of affiliates of the firm since 1995. He brings to the Board a diverse knowledge of business and finance. He is currently President and Chief Executive Officer of GCIC and GBDC 3 and serves on the board of directors of GCIC and GBDC 3 and has held such positions since November 2014 and August 2017, respectively. From 1995 through October 2003, Mr. Golub was a Managing Director of Centre Partners Management LLC, a leading private equity firm. From 1995 through 2000, Mr. Golub also served as a Managing Director of Corporate Partners, a private equity fund affiliated with Lazard Fréres & Co. formed to acquire significant minority stakes in established companies. Mr. Golub was the first Chairman of the board of directors and is a long-standing Director of the Michael J. Fox Foundation for Parkinson’s Research. He also serves on the board of directors of The Burton Corporation and has served on the board of numerous public and private companies. Mr. Golub is the brother of Lawrence E. Golub, Chairman of the Board. Mr. Golub earned his A.B. degree in Government from Harvard College. He received an M.Phil. in International Relations from Oxford University, where he was a Marshall Scholar, and an M.B.A. from Stanford Graduate School of Business, where he was named an Arjay Miller Scholar. Mr. Golub’s experiences with Golub Capital and his focus on middle-market lending led our Nominating and Corporate Governance Committee to conclude that Mr. Golub is qualified to serve as a director.
Independent Directors
John T. Baily
Mr. John T. Baily brings over three decades of experience in the accounting industry and a substantial background in insurance industry matters. Mr. Baily currently serves as a member of the board of directors of GCIC, GBDC 3, RLI Corp. (NYSE) and Endurance U.S. Holding Corp. He was elected to serve as a director to GCIC in November 2014, to GBDC 3 in August 2017, to RLI Corp. in 2003 and to Endurance U.S. Holding Corp. in October 2017. Mr. Baily also served as a member of the board of directors of Erie Indemnity Company (Nasdaq) from 2003 to 2008, of NYMagic, Inc. (NYSE) from 2003 to 2010 and of Endurance Specialty Holdings, Ltd. from 2003 to October 2017. From 1999 until 2002, Mr. Baily was the President of Swiss Re Capital Partners. Prior to joining Swiss Re Capital Partners, Mr. Baily was a partner at PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, where he worked from 1965 until 1999. Mr. Baily was the National Insurance Industry Chairman of Coopers & Lybrand from 1986 until 1998 and a member of Coopers & Lybrand’s International Insurance Industry Committee from 1984 until 1998. Mr. Baily graduated cum laude from Albright College in 1965, received his CPA with honors in 1968 and received his M.B.A. from the University of Chicago in 1979. Mr. Baily’s experience as an accountant and past service as a director of public companies led our Nominating and Corporate Governance Committee to conclude that Mr. Baily is qualified to serve as a director.
Kenneth F. Bernstein
Mr. Kenneth F. Bernstein brings to the Board expertise in accounting and business operations. Mr. Bernstein has been the chief executive officer of Acadia Realty Trust since 2001 and the president and a trustee since its formation in 1998. Mr. Bernstein is responsible for strategic planning as well as overseeing the day-to-day activities of Acadia Realty Trust including operations, acquisitions and capital markets. He was an independent trustee of BRT Apartments Corp. from 2004 to 2016. From 1990 to 1998, he served as chief operating officer of RD Capital, Inc. until its merger into Acadia Realty Trust. He was an associate with the New York law firm of Battle Fowler LLP, from 1986 to 1990. Mr. Bernstein has been a member of the board of directors of GCIC since November 2014 and a member of the board of directors of GBDC 3 since August 2017. He has been a member of the National Association of Corporate Directors, International Council of Shopping Centers, the National Association of Real Estate Investment Trusts, for which he serves on the Board of Governors, the Urban Land Institute and the Real Estate Roundtable. Mr. Bernstein was also the founding chairman of the Young Presidents’ Organization Real Estate Network and is currently a member of its board of advisors. He holds a B.A. from the University of Vermont and a J.D. from Boston University School of Law. Mr. Bernstein’s experience as a senior executive officer within finance companies led our Nominating and Corporate Governance Committee to conclude that Mr. Bernstein is qualified to serve as a director.
Anita R. Rosenberg
Ms. Rosenberg brings to the Board a diverse knowledge of business and finance. She has been a member of the board of directors of GCIC since November 2014 and GBDC 3 since August 2017. Ms. Rosenberg became a trustee of Baron Investment Funds Trust in May 2013 and an independent director for Impala Asset Management in January 2014. From April 2011 through May 2012, she served as an independent advisor to Magnetar Capital, a multi-strategy hedge fund. From 1999 until her retirement in February 2009, Ms. Rosenberg was a Partner and Portfolio Manager at Harris Alternatives, LLC, and its predecessor, Harris Associates, L.P. Ms. Rosenberg brings to the Board expertise in capital markets, portfolio management and business operations. As a Portfolio Manager at Harris Alternatives, LLC, Ms. Rosenberg managed all aspects of a $14 billion fund of hedge funds, including asset selection, risk assessment and allocation across investment strategies. Prior to Harris Alternatives, LLC, Ms. Rosenberg held senior level positions at several large asset management/investment banking institutions, including Banker’s Trust, Global Asset Management and Merrill Lynch Capital Markets. Ms. Rosenberg received her B.A. in 1985 from Harvard University. Ms. Rosenberg’s experience as a partner and senior executive in several asset management firms led our Nominating and Corporate Governance Committee to conclude that Ms. Rosenberg is qualified to serve as a director.
William M. Webster IV
Mr. William M. Webster IV brings to the Board a diverse knowledge of business and finance. Mr. Webster is one of the co-founders of Advance America, Advance Cash Centers, Inc. Mr. Webster served as a director from the company’s inception in 1997 through May 2012 and as the Chairman of the board of directors from August 2008 through May 2012 and previously from January 2000 through July 2004. He was the Chief Executive Officer of Advance America, Advance Cash Centers, Inc. from its inception through August 2005. From May 1996 to May 1997, Mr. Webster served as Executive Vice President of Education Management Corporation and was responsible for corporate development, human resources, management information systems, legal affairs and government relations. From October 1994 to October 1995, Mr. Webster served as Assistant to the President of the United States and Director of Scheduling and Advance. Mr. Webster served as Chief of Staff to U.S. Department of Education Secretary Richard W. Riley from January 1993 to October 1994. From November 1992 to January 1993, Mr. Webster was Chief of Staff to Richard W. Riley as part of the Presidential Transition Team. Mr. Webster serves on the board of directors of LKQ Corporation (NYSE), Compass Systems, Inc., GCIC since November 2014 and, GBDC 3 since August 2017. Mr. Webster holds an Executive Masters Professional Director Certification, the highest level, from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Webster is a 1979 summa cum laude graduate of Washington and Lee University and a Fulbright Scholar. Mr. Webster is also a graduate of the University of Virginia School of Law. Mr. Webster holds an Executive Masters Professional Director Certification, their highest level, from the American College of Corporate Directors, a public company director education and credentialing organization. Mr. Webster’s knowledge of business and finance developed as a senior executive officer led our Nominating and Corporate Governance Committee to conclude that Mr. Webster is qualified to serve as a director.

Committees of the Board
The Board has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. For the fiscal year ended September 30, 2018, the Board of the Company held four Board meetings, four Audit Committee meetings, one Nominating and Corporate Governance Committee meetings and two Compensation Committee meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served that were held while they were members of the Board. The Company requires each director to make a diligent effort to attend all Board and committee meetings and encourages directors to attend the Annual Meeting. All directors of the Company attended the 2018 Annual Meeting of Stockholders.
Audit Committee
The members of the Audit Committee are John T. Baily, Kenneth F. Bernstein, Anita R. Rosenberg and William M. Webster IV, each of whom is financially literate and meets the independence standards established by the SEC and Nasdaq for audit committees and is independent for purposes of the 1940 Act. William M. Webster IV serves as Chairman of the Audit Committee. Our Board has determined that Mr. Baily, Mr. Bernstein and Mr. Webster are each an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act.
The purpose of the Audit Committee is to monitor (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee is directly responsible for approving and overseeing our independent accountants, including review and discussion of material written communications between the independent accountants and management, and reviewing with our independent accountants the plans and results of the audit engagement, including critical accounting policies to be used, alternative treatment of financial information within generally accepted accounting principles that have been discussed with management and, in the future, critical audit matters. As part of its oversight, the Audit Committee is responsible for approving professional services provided by our independent accountants, reviewing the independence of our independent accountants and reviewing and overseeing the adequacy of our internal accounting controls. The Audit Committee is responsible for reviewing and discussing with management and our independent accountants our annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommending to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K. On a quarterly basis, the Audit Committee reviews and discusses with management and our independent accountants the Company’s earnings releases and quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q, including the results of the independent accountants’ reviews of the quarterly financial statements. Periodically during each fiscal year, the Audit Committee meets, including private meetings, with our independent accountants and selected executive officers of the Company, as appropriate, for consultation on audit, accounting and related financial matters. At least annually, the Audit Committee reviews a report from the independent accountants regarding the independent accountant’s internal quality-control procedures, any material issues raised by internal quality review, or peer review, of the firm or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues, as well as all relationships between the independent accountants and the Company. In its consideration of whether to recommend that stockholders ratify the selection of our independent accountants, the Audit Committee considers both the independence of the independent accountants from us and management and whether retaining the independent accountants is in the best interests of the Company and our stockholders. The Audit Committee reviews and approves the amount of audit fees and any other fees paid to our independent accountants.
The function of the Audit Committee is oversight. The independent accountants are accountable to the Board and the Audit Committee, as representatives of the Company’s stockholders. The Board and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company’s independent accountants (subject, if applicable, to shareholder ratification).
In fulfilling their responsibilities, the members of the Audit Committee are not full-time employees of the Company or management and are not, and do not represent themselves to be, accountants or auditors by profession. Accordingly, it is not the duty or the responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to set auditor independence standards.
The responsibilities of the Audit Committee also include compliance oversight, including discussing with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies. In addition, the Audit Committee reviews related party transactions and considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Code of Ethics. See “Certain Relationships and Related Party Transactions.”
The Audit Committee is also responsible for aiding our Board in fair value pricing debt and equity securities that are not publicly traded or for which current market values are not readily available. The Board and Audit Committee utilize the services of independent valuation firms to help them determine the fair value of these securities. The Audit Committee Charter is available on the Company’s website at www.golubcapitalbdc.com.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are John T. Baily, Kenneth F. Bernstein, Anita R. Rosenberg and William M. Webster IV, each of whom is independent for purposes of the 1940 Act and the Nasdaq corporate governance rules. William M. Webster IV serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and our management. The Nominating and Corporate Governance Committee has adopted a written Nominating and Corporate Governance Committee Charter that is available on the Company’s website at www.golubcapitalbdc.com.
The Nominating and Corporate Governance Committee considers Stockholder recommendations for possible nominees for election as directors when such recommendations are submitted in accordance with the Company’s bylaws, the Nominating and Corporate Governance Committee Charter and any applicable law, rule or regulation regarding director nominations. Our bylaws provide that a Stockholder who wishes to nominate a person for election as a director at a meeting of Stockholders must deliver written notice to our corporate secretary, Joshua M. Levinson, c/o Golub Capital BDC, Inc., 666 Fifth Avenue, 18th Floor, New York, NY 10103. This notice must contain, as to each nominee, all information that would be required under applicable SEC rules to be disclosed in connection with election of a director and certain other information set forth in our bylaws, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; directorships on publicly held companies and investment companies during the past five years; number of shares of our Common Stock owned, if any; and a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the Stockholders. In order to be eligible to be a nominee for election as a director by a Stockholder, such potential nominee must deliver to our Corporate Secretary a written questionnaire providing the requested information about the background and qualifications of such nominee and a written representation and agreement that such nominee is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with services on the Board and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.
Criteria considered by the Nominating and Corporate Governance Committee in evaluating the qualifications of individuals for election as members of the Board include compliance with the independence and other applicable requirements of the Nasdaq corporate governance rules, the 1940 Act and the SEC, and all other applicable laws, rules, regulations and listing standards. The Nominating and Corporate Governance Committee does not have a specific diversity policy, but, as set forth in the Nominating and Corporate Governance Committee Charter, the committee shall seek to enhance the perspectives and experiences of the Board through diversity in gender, ethnic background, geographic origin and professional experience. The criteria, policies and principles set forth in the Nominating and Corporate Governance Committee Charter and the ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which the Company operates. The Nominating and Corporate Governance Committee also may consider such other factors as it may deem are in the best interests of the Company and its Stockholders.
Compensation Committee
The members of our Compensation Committee are John T. Baily, Kenneth F. Bernstein, Anita R. Rosenberg and William M. Webster IV, each of whom meets the independence standards established by the SEC and the Nasdaq corporate governance rules. Anita R. Rosenberg serves as Chair of the Compensation Committee. The Compensation Committee is responsible for determining, or recommending to the Board for determination, the compensation, if any, of our Chief Executive Officer and all other executive officers of the Company. Currently none of the Company’s executive officers is compensated by the Company and, as a result, the Compensation Committee does not produce and/or review a report on executive compensation practices. The Compensation Committee is responsible for reviewing the reimbursement by the Company to the Administrator of the allocable portion of the cost of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs on an annual basis. The Compensation Committee also has the authority to engage compensation consultants following consideration of certain factors related to such consultants’ independence. The Compensation Committee charter is available on our website at www.golubcapitalbdc.com.
Communication with the Board
Stockholders with questions about the Company are encouraged to contact the Company’s Investor Relations Department at 666 Fifth Avenue, 18th Floor, New York, NY 10103 or by visiting the Company website at www.golubcapitalbdc.com. However, if Stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to Joshua M. Levinson, Secretary, c/o Golub Capital BDC, Inc., 666 Fifth Avenue, 18th Floor, New York, NY 10103. All Stockholder communications received in this manner will be delivered to one or more members of the Board.
Information about the Officers Who Are Not Directors
The following information pertains to our officers who are not directors of the Company.
Name, Address and Age(1)	Position(s) held with Company	Principal Occupation(s) During the Past 5 Years
Ross A. Teune (50)	Chief Financial Officer and Treasurer (since December 2010)	Mr. Teune is a Senior Vice President at Golub Capital and also currently is the Chief Financial Officer and Treasurer for GCIC and GBDC 3. Mr. Teune served as Director of Strategic Planning at Merrill Lynch Capital Inc. from April 2006 to November 2007 where he was responsible for evaluating and implementing new business initiatives and managing that company’s strategic planning process. Prior to this position, Mr. Teune was Vice President of Finance at Antares Capital Corporation from July 2002 to April 2006 where he was responsible for overseeing operations and financial reporting. Mr. Teune also served as the primary liaison to the tax, treasury, external reporting and market risk departments of Massachusetts Life Insurance Company, Antares Capital’s parent company. Mr. Teune also worked at Heller Financial

Name, Address and Age(1)	Position(s) held with Company	Principal Occupation(s) During the Past 5 Years
Corporation and KPMG LLP. Mr. Teune graduated from Hope College with a B.A. in Accounting and is a Certified Public Accountant (inactive).
Joshua M. Levinson (43)	Chief Compliance Officer and Secretary (since August 2011)	Mr. Levinson serves as our Chief Compliance Officer and Secretary and is also the Co-General Counsel and Chief Compliance Officer of Golub Capital, where he has primary responsibility for legal and compliance matters. Mr. Levinson is currently the Chief Compliance Officer and Secretary for GCIC and GBDC 3. Mr. Levinson served as Counsel at Magnetar Capital from 2006 to 2010, where he was responsible for the legal affairs of a number of business units and also served as Secretary of Magnetar Spectrum Fund. Prior thereto, Mr. Levinson was a private equity and investment funds attorney at King & Spalding LLP and a corporate attorney at Wilson Sonsini Goodrich & Rosati. Mr. Levinson holds a B.S. from Vanderbilt University and received a J.D. from Georgetown University Law Center, where he was an associate editor of the Georgetown Law Journal.
Gregory A. Robbins (43)	Managing Director (since November 2013)	Mr. Robbins is a Managing Director at Golub Capital. He also currently serves as Managing Director for GCIC and GBDC 3. Prior to joining Golub Capital in 2004, Mr. Robbins was a Vice President in the Merchant Banking Group at Indosuez Capital. During his tenure at Indosuez Capital, Mr. Robbins originated, structured, executed and managed leveraged finance transactions for middle market private equity sponsors across multiple assets classes. Prior thereto, Mr. Robbins was an associate at Saw Mill Capital, a private equity firm. Mr. Robbins holds a B.S. from the Wharton School of the University of Pennsylvania.
Jonathan D. Simmons (36)	Director of Corporate Strategy (since February 2016)	Mr. Simmons is a Director of Golub Capital and serves as our Director of Corporate Strategy. Mr. Simmons also currently serves as Director of Corporate Strategy for GCIC and GBDC 3. Prior to joining Golub Capital in 2009, Mr. Simmons served as a Senior associate at Churchill Financial and as an investment banking associate at J.P. Morgan Securities Inc. Mr. Simmons graduated magna cum laude from Colgate University with a B.A. in Mathematics and Economics.

(1)
The business address of each of our officers, GC Advisors and Golub Capital LLC is c/o Golub Capital BDC, Inc., 666 Fifth Avenue, 18th Floor, New York, NY 10103.

Each officer holds his office until his successor is chosen and qualified or until his earlier resignation or removal.

Code of Conduct and Code of Ethics
We expect each of our officers and directors, as well as any person affiliated with our operations, to act in accordance with the highest standards of personal and professional integrity at all times and to comply with the Company’s policies and procedures and all laws, rules and regulations of any applicable international, federal, provincial, state or local government. To this effect, the Company has adopted a Code of Conduct, which is posted on the Company’s website at www.golubcapitalbdc.com. The Code of Conduct applies to the Company’s directors, executive officers, officers and their respective staffs.
As required by the 1940 Act, we and GC Advisors LLC have each adopted a Code of Ethics that establishes procedures that apply to our directors, executive officers, officers, their respective staffs and the employees of GC Advisors LLC with respect to their personal investments and investment transactions. Our Code of Ethics generally does not permit investments by our directors, officers or any other covered person in securities that may be purchased or held by us. We filed our Code of Ethics as Exhibit 14.1 to our Annual Report on Form 10-K, filed with the SEC on November 28, 2018, and you may access it via the Internet at the website of the SEC at www.sec.gov or our website at www.golubcapitalbdc.com. We intend to disclose any material amendments to or waivers of required provisions of our Code of Conduct or the Code of Ethics on a Current Report on Form 8-K.
Compensation of Directors
The Independent Directors will receive an annual fee of $63,400 for the fiscal year ending September 30, 2019. They also receive $1,700 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending in person or telephonically each regular Board meeting and $500 for each special telephonic meeting. They also receive $1,700 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with each committee meeting attended in person and $500 for each telephonic committee meeting (provided that such compensation will only be paid if the committee meeting is not held on the same day as any regular board meeting). The chairman of the Audit Committee receives an annual fee of  $8,200. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers. No compensation is paid to directors who are “interested persons.” The Board reviews and determines the compensation of Independent Directors.
The following table shows information regarding the compensation earned by our directors for the fiscal year ended September 30, 2018. No compensation is paid by us to any interested director or executive officer of the Company.
Name	Aggregate Compensation from Golub Capital BDC(1)	Pension or Retirement Benefits Accrued as Part of Our Expenses(2)	Total Compensation from Golub Capital BDC Paid to Director(1)
Independent Directors
John T. Baily	$70,200	—	$70,200
Kenneth F. Bernstein	$68,300	—	$68,300
Anita R. Rosenberg	$70,200	—	$70,200
William M. Webster IV	$78,400	—	$78,400
Interested Director
Lawrence E. Golub	—	—	—
David B. Golub	—	—	—

(1)
The amounts listed are for the fiscal year ending September 30, 2018. For a discussion of the Independent Directors’ compensation, see above.

(2)
We do not have a profit-sharing or retirement plan, and directors do not receive any pension or retirement benefits.

Certain Relationships and Related Party Transactions
We have entered into agreements with GC Advisors, in which members of our senior management and members of GC Advisors’ investment committee have ownership and financial interests. Members of our senior management and the investment committee also serve as principals of other investment advisers affiliated with GC Advisors that do and may in the future sponsor or manage accounts with investment objectives similar to ours. In addition, our executive officers and directors and the members of GC Advisors and its investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, line of business as we do or of accounts managed or sponsored by our affiliates. These accounts may have investment objectives similar to our investment objective.
Subject to certain 1940 Act restrictions on co-investments with affiliates, GC Advisors offers us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other relevant factors. Such offers are subject to the exception that, in accordance with GC Advisors’ code of ethics and allocation policies, we might not participate in each individual opportunity but will, on an overall basis, be entitled to participate equitably with other entities sponsored or managed by GC Advisors and its affiliates over time.
GC Advisors and its affiliates have both subjective and objective policies and procedures in place that are designed to manage the potential conflicts of interest between GC Advisors’ fiduciary obligations to us and its similar fiduciary obligations to other clients. To the extent that we compete with entities sponsored or managed by GC Advisors or its affiliates for a particular investment opportunity, GC Advisors will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies, (2) the requirements of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates. GC Advisors’ allocation policies are intended to ensure that, over time, we may generally share equitably with other accounts sponsored or managed by GC Advisors or its affiliates in investment opportunities, particularly those involving a security with limited supply or involving differing classes of securities of the same issuer which may be suitable for us and such other accounts. There can be no assurance that GC Advisors’ or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.
GC Advisors has historically sponsored or managed, and currently sponsors or manages, accounts with similar or overlapping investment strategies and has put in place a conflict-resolution policy that addresses the co-investment restrictions set forth under the 1940 Act. GC Advisors seeks to ensure the equitable allocation of investment opportunities when we are able to invest alongside other accounts sponsored or managed by GC Advisors and its affiliates. When we invest alongside such other accounts, such investments are made consistent with GC Advisors’ allocation policy. Under this allocation policy, GC Advisors will determine separately the amount of any proposed investment to be made by us and similar eligible accounts. We expect that these determinations will be made in a similar manner for other accounts sponsored or managed by GC Advisors and its affiliates. If sufficient securities or loan amounts are available to satisfy our and each such account’s proposed investment, the opportunity will be allocated in accordance with GC Advisor’s pre-transaction determination. Where there is an insufficient amount of an investment opportunity to fully satisfy demand by us and other accounts sponsored or managed by GC Advisors or its affiliates, the allocation policy further provides that allocations among us and such other accounts will generally be made pro rata to us and each other eligible account based on the capital available for investment of each of us and such other eligible accounts, subject to the minimum and maximum investment size limits for each such party. In situations in which co-investment with other entities sponsored or managed by GC Advisors or its affiliates is not permitted or appropriate, such as when, in the absence of exemptive relief described below, we and such other entities would be making different investments in the same issuer, GC Advisors will need to decide whether we or such other entity or entities will proceed with the investment. GC Advisors will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time, including, for example, through random or rotational methods.

We have in the past and expect in the future to co-invest on a concurrent basis with other affiliates of GC Advisors, unless doing so is impermissible with existing regulatory guidance, applicable regulations, the terms of any exemptive relief granted to us and our allocation procedures. On February 27, 2017, we, along with GC Advisors and certain other funds and accounts sponsored or managed by GC Advisors and its affiliates, received exemptive relief from the SEC that permits us greater flexibility to negotiate the terms of co-investments if our Board determines that it would be advantageous for us to co-invest with other accounts sponsored or managed by GC Advisors or its affiliates in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. We believe that co-investment by us and accounts sponsored or managed by the GC Advisors and its affiliates may afford us additional investment opportunities and the ability to achieve greater diversification.
Under the terms of this exemptive relief, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors is required to make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment strategies and policies.
GC Advisors and its affiliates have other clients with similar or competing investment objectives, including GCIC, GBDC 3 and several private funds that are pursuing an investment strategy similar to ours, some of which may seek new capital from time to time. In serving these clients, GC Advisors may have obligations to other clients or investors in those entities. Our investment objective may overlap with such affiliated accounts. GC Advisors’ allocation procedures are designed to allocate investment opportunities among the accounts sponsored or managed by GC Advisors and its affiliates in a manner consistent with its obligations under the Advisers Act. If two or more accounts with similar investment strategies are actively investing, GC Advisors will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with its allocation policy. The Board regularly reviews the allocation policy of Golub Capital and annually reviews the code of ethics of GC Advisors.
Our senior management, members of GC Advisors’ investment committee and other investment professionals from GC Advisors may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law. In addition, we have adopted a formal Code of Ethics that governs the conduct of our and GC Advisors’ officers, directors and employees. Our officers and directors also remain subject to the duties imposed by both the 1940 Act and the General Corporation Law of the State of Delaware.
We have entered into an investment advisory agreement (the “Investment Advisory Agreement”) with GC Advisors pursuant to which we pay GC Advisors a base management fee and incentive fee. Our Board reapproved the Investment Advisory Agreement for a one-year term in May 2018. The incentive fee is computed and paid on income that we may not have yet received in cash. This fee structure may create an incentive for GC Advisors to make certain types of investments. Additionally, we rely on investment professionals from GC Advisors to assist our Board with the valuation of our portfolio investments. GC Advisors’ base management fee and incentive fee are based on the value of our investments and there may be a conflict of interest when personnel of GC Advisors are involved in the valuation process of our portfolio investments. For the fiscal year ending September 30, 2018, GC Advisors earned a base management fee, together with the collateral management fee described below, of $24.2 million and an incentive fee of $13.1 million.
We have entered into a license agreement with Golub Capital LLC under which Golub Capital LLC granted us a non-exclusive, royalty-free license to use the name “Golub Capital.”
Pursuant to an administration agreement (the “Administration Agreement”), Golub Capital LLC furnishes us with office facilities and equipment and provides clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Our Board reapproved the Administration Agreement for a one-year term in May 2018. Under our Administration Agreement, Golub Capital LLC performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. GC Advisors is the sole member of and controls Golub Capital LLC. For the fiscal year ending September 30, 2018, the Company reimbursed GC Advisors $2.5 million for the services described above.
GC Advisors is an affiliate of Golub Capital LLC, with whom it has entered into a staffing agreement (the “Staffing Agreement”). Under this agreement, Golub Capital LLC makes available to GC Advisors experienced investment professionals and access to the senior investment personnel and other resources of Golub Capital LLC and its affiliates. The Staffing Agreement provides GC Advisors with access to deal flow generated by the professionals of Golub Capital LLC and its affiliates and commits the members of GC Advisors’ investment committee to serve in that capacity. GC Advisors seeks to capitalize on what we believe to be the significant deal origination, credit underwriting, due diligence, investment structuring, execution, portfolio management and monitoring experience of Golub Capital LLC’s investment professionals.
GC Advisors serves as collateral manager to our indirect subsidiary, Golub Capital BDC III, LLC and our direct subsidiary, Golub Capital BDC CLO 2014 LLC, under collateral management agreements and receives a fee for providing these services that is offset against the base management fee payable by us under the Investment Advisory Agreement.
Golub Capital LLC serves as administrative agent for Senior Loan Fund LLC, an unconsolidated Delaware limited liability company that invests in senior secured loans and is co-managed by Golub Capital BDC and RGA Reinsurance Company. Pursuant to the Administrative and Loan Services Agreement between Senior Loan Fund LLC and Golub Capital LLC, Golub Capital LLC provides certain loan servicing and administrative functions to Senior Loan Fund LLC and is reimbursed for certain of its costs and expenses by Senior Loan Fund LLC.
On November 27, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GCIC, Fifth Ave Subsidiary Inc., a Maryland corporation and wholly owned subsidiary of the Company (“Merger Sub”), GC Advisors, and, for certain limited purposes, the Administrator. The Merger Agreement provides that, subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into GCIC, with GCIC continuing as the surviving company and as a wholly-owned subsidiary of GBDC (the “Merger”) and, immediately thereafter, GCIC will merge with and into the Company, with the Company continuing as the surviving company (together with the Merger, the “Mergers”). The Board and the board of directors of GCIC, including all of the respective independent directors, approved the Merger Agreement and the transactions contemplated therein.
In the Merger, each share of GCIC common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into 0.865 shares of Common Stock in connection with the closing of the Merger, which exchange ratio will only be adjusted as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities shall be declared with a record date prior to closing of the transactions contemplated by the Merger Agreement. Consummation of the Merger, which is currently anticipated to occur during the first half of calendar year 2019, is subject to certain closing conditions set forth in the Merger Agreement.
The Audit Committee, in consultation with the Company’s Chief Executive Officer, Chief Compliance Officer and legal counsel, has established a written policy to govern the review of potential related party transactions. The Audit Committee conducts quarterly reviews of any potential related party transactions and, during these reviews, it also considers any conflicts of interest brought to its attention pursuant to the Company’s Code of Conduct or Code of Ethics.

PROPOSAL 2: RATIFICATION OF
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee, comprised of all of Independent Directors has selected Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2019. This selection is presented for ratification by the Stockholders. It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.
Principal Accountant Fees and Services
The following aggregate fees by Ernst & Young LLP, the Company’s current independent registered accounting firm, were billed to the Company for work attributable to audit, tax and other services provided to the Company for the fiscal years ended September 30, 2018 and 2017.
	Fiscal Year Ended September 30, 2018	Fiscal Year Ended September 30, 2017
Audit Fees	$526,824	$555,500
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	$25,762	$82,312
Total	$552,586	$637,812
Audit Fees:   Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that were provided by Ernst & Young LLP for the fiscal years ended September 30, 2018 and 2017 in connection with statutory and regulatory filings. Of the audit fees billed, $45,860 and $138,900 related to Registration Statement and prospectus filings during 2018 and 2017, respectively.
Audit-Related Fees:   Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Fees:   Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.
All Other Fees:   Other fees would include fees billed for products and services other than the services reported above.
The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by Ernst & Young LLP, the Company’s independent auditor. The policy requires that the Audit Committee pre-approve the audit and permissible non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence. While there were no audit-related fees and tax fees incurred in the fiscal year ended September 30, 2018, if any of these would have been incurred, they would have been approved by the Audit Committee.
Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019.

Audit Committee Report1
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2018.
The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2018, with and without management present. The Audit Committee included in its review results of Ernst & Young LLP’s examinations, the Company’s internal controls and the quality of the Company’s financial reporting. The Audit Committee also reviewed the Company’s procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company’s chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee is satisfied that the Company’s internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.
The Audit Committee also has discussed with Ernst & Young LLP matters relating to Ernst & Young LLP’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Auditing Standard No. 16 (Communication With Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company, as well as the matters in the written disclosures received from Ernst & Young LLP and required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committee Concerning Independence). The Audit Committee received a letter from Ernst & Young LLP confirming its independence and discussed it with them. The Audit Committee reviewed and approved the amount of audit fees paid to Ernst & Young LLP for the fiscal year ended September 30, 2018. The Audit Committee discussed and reviewed with Ernst & Young LLP the Company’s critical accounting policies and practices, internal controls, other material written communications to management, and the scope of Ernst & Young LLP’s audits and all fees paid to Ernst & Young LLP during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by Ernst & Young LLP for the Company. The Audit Committee has reviewed and considered the compatibility of Ernst & Young LLP’s performance of non-audit services with the maintenance of Ernst & Young LLP’s independence as the Company’s independent registered public accounting firm.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 for filing with the SEC.
November 27, 2018
The Audit Committee
William M. Webster IV, Chair
John T. Baily
Kenneth F. Bernstein
Anita R. Rosenberg

1
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3: APPROVAL OF THE COMPANY BECOMING SUBJECT TO A
MINIMUM ASSET COVERAGE RATIO UNDER THE SBCAA OF AT LEAST 150%, PERMITTING THE
COMPANY TO DOUBLE ITS AMOUNT OF DEBT INCURRENCE
Background and 1940 Act Requirements
The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the 1940 Act. The Company may issue debt securities or preferred stock, which are collectively referred to as “senior securities,” up to the maximum amount permitted by the 1940 Act. BDCs are generally able to issue senior securities such that their asset coverage, as defined in the 1940 Act, equals at least 200% of gross assets (other than, in the case of the Company, the Small Business Administration (“SBA”) debentures held by the Company’s small business investment company (“SBIC”) subsidiaries pursuant to exemptive relief received by the Company) less all liabilities and indebtedness not represented by senior securities (other than, in the case of the Company, the SBA debentures held by the Company’s SBIC subsidiaries pursuant to exemptive relief received by the Company), after each issuance of senior securities.
In March 2018, the Small Business Credit Availability Act (“SBCAA”) was enacted into law. The SBCAA, among other things, amended Section 61(a) of the 1940 Act to add a new Section 61(a)(2) that reduces the asset coverage requirement applicable to BDCs from 200% to 150% so long as the BDC meets certain disclosure requirements and obtains certain approvals. The reduced asset coverage requirement would permit a BDC to have a ratio of total consolidated assets to outstanding indebtedness of 2:1 (i.e., $2 of debt outstanding for each $1 of equity) as compared to a maximum of 1:1 (i.e., $1 of debt outstanding for each $1 of equity) under the 200% asset coverage requirement. Effectiveness of the reduced asset coverage requirement to a BDC requires approval by either (1) a “required majority,” as defined in Section 57(o) of the 1940 Act, of such BDC’s board of directors with effectiveness one year after the date of such approval or (2) a majority of votes cast at a special or annual meeting of such BDC’s stockholders at which a quorum is present, which is effective the date after such stockholder approval.
The Board has determined that it is advisable and in the best interest of the Company and its Stockholders that the reduced asset coverage requirement for senior securities in Section 61(a)(2) of the 1940 Act apply to the Company. Therefore, the Board has decided to seek approval from the Stockholders of this proposal to reduce the minimum asset coverage applicable to the Company effective the day after such approval, which would be February 6, 2019, unless the Annual Meeting is adjourned or the approval of this proposal is otherwise postponed. If this proposal is approved by the Company’s stockholders at the Annual Meeting, the asset coverage required for the Company’s senior securities will be 150% rather than 200% and the Company will be permitted to incur double the maximum amount of leverage that it is currently permitted to incur commencing on the first day after such approval.
Recommendation and Rationale
The Board has approved and unanimously recommended that the Stockholders vote in favor of the application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act to the Company. The Board concluded that this proposal 3 is in the best interests of the Company and the Stockholders. In doing so, the Board considered and evaluated various factors, including the following (each, as discussed more fully below):
•
the additional flexibility to manage the Company’s capital to take advantage of attractive investment opportunities and flexibility to delay potential equity capital raises until times when the trading price of the Common Stock exceeds net asset value per share;

•
the Company’s investment strategy and focus on one stop and other senior secured loans;

•
the ability to broaden the Company’s portfolio;

•
the potential impact (both positive and negative) on net investment income, return to stockholders and net asset value;

•
the additional flexibility to make required regulated investment company distributions without violating the 1940 Act; and

•
the impact on advisory fees payable by the Company to GC Advisors and the related conflicts of interest.

The Company does not plan to change its investment strategy as a result of its ability to incur additional leverage as a result of the reduced asset coverage requirement and will continue to invest primarily in one stop and other senior secured loans of U.S. middle-market companies.
Flexibility to manage capital to take advantage of attractive investment opportunities and flexibility to delay potential equity capital raises until a time when the trading price of the Common Stock exceeds net asset value per share
Attractive investment opportunities may arise in all types of markets, including at times when market conditions are not favorable for the Company to raise additional equity capital or when the 1940 Act limitations on the issuance and sale of common stock at a price below net asset value per share prevent the Company from doing so without stockholder approval, which the Company does not currently have. The inability to raise additional equity capital on favorable terms or at all, including because the trading price of the Common Stock is less than the then-current net asset value per share, may result in the Company not acquiring attractive investment opportunities and, as a result, adversely affect the Company’s ability to grow over time and to continue to pay distributions to Stockholders. Reducing the asset coverage requirements applicable to the Company from 200% to 150% would, based on the Company’s financial statements of September 30, 2018, permit the Company to incur up to approximately $2.2 billion in senior securities (excluding the SBA debentures), which would be an increase of approximately $1.4 billion from the Company’s actual debt outstanding as of September 30, 2018. The Board believes that the ability to access such additional debt capital could also enable the Company to receive larger allocations of certain co-investments with eligible accounts advised by GC Advisors pursuant to GC Advisors’ allocation policy and to participate in a greater number of investments. The ability to participate in a greater number of investments would, the Company expects, increase the diversification of the Company’s overall portfolio over time. The ability to incur additional leverage would also increase resources available to the Company and could permit it to be more competitive for high-quality investments with larger competitors.
In addition, because the Company has historically primarily raised equity capital through follow-on offerings of its Common Stock at price based on the then-current trading price on Nasdaq, the Board believes that the ability to incur additional leverage could permit the Company to manage its capital-raising in order to seek to complete equity capital raises when the Board and management believes market conditions are optimal, including based on the trading price of the Company’s Common Stock.
Investment strategy and focus on one stop and other senior secured loans
The Board noted that the Company makes investments primarily in one stop (a loan that combines characteristics of traditional first lien senior secured loans and second lien or subordinated loans and that are often referred to by other middle-market lenders as unitranche loans) and other senior secured loans of middle-market companies that are, in most cases, sponsored by private equity firms. GC Advisors structures these one stop loans as senior secured loans, and the Company obtains security interests in the assets of the portfolio company that serve as collateral in support of the repayment of these loans. This collateral may take the form of first-priority liens on the assets of the portfolio company. As of September 30, 2018, over 90% of the Company’s portfolio at fair value was comprised of one stop and other senior secured loans. The Board believes that a portfolio focused on one stop and other senior secured loans is well positioned to incur additional leverage. As noted below, additional leverage would magnify increases in the Company’s income, if any, which could cause the Company’s net income to exceed the hurdle rate for the payment of the quarterly incentive fee paid to GC Advisors by the Company with the result that the Company would owe higher incentive fees despite comparatively lower absolute, unlevered returns on the Company’s investments. Under the 1940 Act, the Company may not acquire any “non-qualifying asset” for purposes of Section 55 of the 1940 Act unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company’s total assets. The Board further noted that the increase in total assets available for investment as a result of incurring additional leverage would increase the assets available for investment in assets considered “non-qualifying assets” for purposes of Section 55 of the 1940 Act and, as a result, give the Company greater flexibility when evaluating investment opportunities.
Ability to broaden the Company’s portfolio
The Board noted that, as of September 30, 2018, the Company was invested in the securities of 199 portfolio companies in over across 20 industries with an average investment size of $8.6 million. The ability to access additional debt capital as a result of a reduced asset coverage requirement applicable to the Company will allow the Company to make additional loans to new portfolio companies, and, as a result, increase the diversification as compared to its current portfolio (whether by number of portfolio companies or industries to which the Company has investment exposure). The Company could also make additional loans to existing portfolio companies with no corresponding loss of diversification of its current portfolio. In addition, as noted above, the ability to access additional capital may permit the Company to receive larger allocations in accordance with GC Advisors’ allocation policies. Under this allocation policy, if an investment opportunity is appropriate for the Company and another similar eligible account, the opportunity will be allocated pro rata based on the relative capital available for investment of each of the Company and such other eligible accounts, subject to minimum and maximum investment size limits.
Potential impact on net investment income, return to stockholders and net asset value
The Board also considered the impact of additional leverage on the Company’s net investment income, noting that additional leverage could increase net investment income. Thus, the Board noted, additional leverage may allow the Company to maintain its historical distribution rate while investing in assets with lower absolute, but better, or more favorable, risk-adjusted, returns than the Company’s current portfolio. Similarly, the Board considered that, if the value of the Company’s assets increases, additional leverage could cause net asset value to increase more rapidly than it otherwise would have if the Company did not employ such additional leverage.
Conversely, the Board also noted that if the value of the Company’s assets decreases, increased leveraging would cause net asset value to decline more rapidly and to a greater extent than it otherwise would have had the Company not leveraged, thereby accelerating and increasing losses or eliminating an equity stake in a leveraged investment. Similarly, any decrease in the Company’s net investment income will cause its net income to decline more rapidly and to a greater extent than it would have had the Company not borrowed. Such a decline would also negatively affect the Company’s ability to make distributions on the Common Stock or any outstanding preferred stock. The Stockholders bear the burden of any increase in the Company’s expenses as a result of its use of additional leverage, including interest expenses, credit facility amendment expense, and any increase in the advisory fees payable to GC Advisors. These expenses (which may be higher than the expenses on the Company’s current borrowings due to the rising interest rate environment) would decrease net investment income and, as a result, net asset value, and the Company’s ability to pay such expenses will depend largely on the Company’s financial performance and will be subject to prevailing economic conditions and competitive pressures.
Effect of Leverage on Return to Stockholders
The following tables illustrate the effect of leverage on returns from an investment in the Common Stock assuming that the Company employs leverage such that its asset coverage equals its actual asset coverage ratio as of September 30, 2018 and hypothetical asset coverage ratios of both 200% and 150%, at various annual returns on the Company’s portfolio as of September 30, 2018, net of expenses. The purpose of these tables is to assist investors in understanding the effects of leverage. The calculations in the tables below are hypothetical, and actual returns may be higher or lower than those appearing in the tables below.
Selected Consolidated Financial Statement Data (Unaudited)		Hypothetical Amounts as of September 30, 2018 Assuming That the Company Had Incurred the Maximum Amount of Borrowings That Could Be Incurred by the Company
(dollar amounts in millions)	Actual Amounts As of September 30, 2018(1)	Under the Currently Applicable 200% Minimum Asset Coverage Ratio(2)	Under the Proposed 150% Minimum Asset Coverage Ratio(3)
Total Assets	$1,853.6	$2,232.9	$3,201.6
Total Debt Outstanding	$845.7	$1,243.0	$2,211.7
Net Assets	$968.9	$968.9	$968.9
Asset Coverage Ratio	270%	200%	150%

(1)
As of September 30, 2018, the Company’s total outstanding indebtedness represented 46.1% of the Company’s total assets.

(2)
Based on the Company’s total outstanding indebtedness of   $845.7 million as of September 30, 2018 and applying the currently applicable 200% minimum asset coverage ratio, the Company could have incurred up to an additional $397.3 million of borrowings, bringing the Company’s total indebtedness and total assets to $1,243.0 million and $2,232.9 million, respectively.

(3)
Assuming the Company had incurred the maximum amount of borrowings that could be incurred by the Company under the currently applicable 200% minimum asset coverage ratio of  $1,243.0 million and applying the proposed 150% minimum asset coverage ratio, the Company could have incurred up to an additional $968.7 million of borrowings, bringing the Company’s total indebtedness and total assets to $2,211.7 million and $3,201.6 million, respectively.

Assumed Return on the Company’s Portfolio (Net of Expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Corresponding return to common stockholder assuming actual asset coverage as of September 30, 2018 (270%)(1)	(22.7)%	(13.2)%	(3.7)%	5.8%	15.2%
Corresponding return to common stockholder assuming 200% asset coverage(2)	(28.5)%	(17.0)%	(5.5)%	6.1%	17.6%
Corresponding return to common stockholder assuming 150% asset coverage(3)	(42.8)%	(21.2)%	(9.7)%	6.8%	23.3%

(1)
Assumes $1,853.6 million in total assets, $845.7 million in debt outstanding and $968.9 million in net assets as of September 30, 2018, and an average cost of funds of 4.3%, which is the Company’s annualized average borrowing cost, including all interest and amortization of debt issuance costs on the Company’s term debt securitization, for the three months ended September 30, 2018.

(2)
Assumes $2,232.9 million in total assets, $1,243.0 million in debt outstanding and $968.9 million in net assets as of September 30, 2018, and an average cost of funds of 4.3%, which was the Company’s annualized average borrowing cost, including all interest and amortization of debt issuance costs on the Company’s term debt securitization, for the three months ended September 30, 2018. Actual interest payments may be different.

(3)
Assumes $3,201.6 million in total assets, $2,211.7 million in debt outstanding and $968.9 million in net assets as of September 30, 2018, and an average cost of funds of 4.3%, which was the Company’s annualized average borrowing cost, including all interest and amortization of debt issuance costs on the Company’s term debt securitization, for the three months ended September 30, 2018. Actual interest payments may be different.

Based on the Company’s outstanding indebtedness of  $845.7 million as of September 30, 2018 and hypothetical amounts of indebtedness of  $1,243.0 million and $2,211.7 million at 200% asset coverage and 150% asset coverage, respectively, and an assumed effective annual interest rate of 4.3% as of that date, the Company’s investment portfolio would have been required to experience an annual return of at least 1.96%, 2.37% and 2.94%, respectively, to cover annual interest payments on the outstanding debt.
Fees and Expenses
For the purposes of this section “Proposal 3: Approval of the Company Becoming Subject to a Minimum Asset Coverage Ratio under the SBCAA of At Least 150%, Permitting the Company to Double Its Amount of Debt Incurrence — Fees and Expenses,” except where context suggests otherwise, whenever this section contains a reference to fees or expenses paid by “us,” or that “we” will pay fees or expenses, Stockholders will indirectly bear such fees or expenses as investors in the Company.

		Annualized Expenses on Hypothetical Expenses for the Quarter Ended September 30, 2018 Assuming that the Company Has Incurred the Maximum Amount of Borrowing That Could Be Incurred By the Company
Estimated Annual Expenses (As a Percentage of Net Assets Attributable to Common Stock)	Annualized Expenses Based on Actual Expenses for the Quarter Ended September 30, 2018	Under the Currently Applicable 200% Minimum Asset Coverage Ratio	Under the Proposed 150% Minimum Asset Coverage Ratio
Annual expenses (as a percentage of net assets attributable to common stock):
Base management fees(1)	2.57%	3.09%	4.47%
Incentive fees payable under Investment Advisory Agreement(2)(3)	2.08%	1.93%	2.42%
Interest payments on borrowed funds(4)	3.71%	5.47%	9.72%
Other expenses(5)	0.53%	0.65%	0.93%
Acquired fund fees and expenses(6)	0.03%	0.03%	0.03%
Total annual expenses	8.92%	11.17%	17.57%

(1)
Our base management fee is calculated at an annual rate equal to 1.375% and is based on the average adjusted gross assets (including assets purchased with borrowed funds and securitization-related assets, leverage, unrealized depreciation or appreciation on derivative instruments and cash collateral on deposit with custodian but adjusted to exclude cash and cash equivalents so that investors do not pay the base management fee on such assets) at the end of the two most recently completed calendar quarters and is payable quarterly in arrears. The management fee referenced in the table above is annualized and based on actual and hypothetical amounts, as applicable, incurred during the three months ended September 30, 2018. The estimate of our annualized base management fees based on actual expenses for the quarter ended September 30, 2018 assumes net assets of $968.9 million and leverage of  $845.7 million, which reflects our net assets and leverage as of September 30, 2018, net assets of  $968.9 million and leverage of  $1,234.0 million under the currently applicable 200% minimum asset coverage requirement and net assets of $968.9 million and leverage of $2,211.7 million under the proposed 150% minimum asset coverage requirement. The SEC requires that the “Base management fees” percentage be calculated as a percentage of net assets attributable to common stockholders, rather than total assets, including assets that have been funded with borrowed monies because common stockholders bear all of this cost. If the base management fee were calculated instead as a percentage of total assets, the base management fee would be approximately 1.36%, 1.34% and 1.35% of total assets under the annualized actual expenses, annualized expenses assuming 200% minimum asset coverage and annualized expenses assuming 150% asset coverage, respectively,

(2)
The incentive fee referenced in the table above is based on actual amounts of the income component of the incentive fee incurred during the three months ended September 30, 2018, annualized for a full year, and the amount payable under the Investment Advisory Agreement for the capital gains component as of September 30, 2018. We have structured the calculation of the incentive fee to include a fee limitation such that no incentive fee will be paid to GC Advisors for any quarter if, after such payment, the cumulative incentive fees paid to GC Advisors since the effective date of our election to become a business development company would be greater than 20.0% of our Cumulative Pre-Incentive Fee Net Income (as defined below).

We accomplish this limitation by subjecting each quarterly incentive fee payable under the Income and Capital Gain Incentive Fee Calculation (as defined below) to a cap, or the Incentive Fee Cap. The Incentive Fee Cap in any quarter is equal to the difference between (a) 20.0% of Cumulative Pre-Incentive Fee Net Income and (b) cumulative incentive fees of any kind paid to GC Advisors by the Company since April 13, 2010, the effective date of our election to become a business development company. To the extent the Incentive Fee Cap is zero or a negative value in any quarter, no incentive fee would be payable in that quarter. “Cumulative Pre-Incentive Fee Net Income” is equal to the sum of (a) Pre-Incentive Fee Net Investment Income (as defined below) for each period since April 13, 2010 and (b) cumulative aggregate realized capital gains, cumulative aggregate realized capital losses, cumulative aggregate unrealized capital depreciation and cumulative aggregate unrealized capital appreciation since April 13, 2010.
“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies, but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the calendar quarter (including the base management fee, taxes, any expenses payable under the Investment Advisory Agreement and the Administration Agreement, any expenses of securitizations and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature such as market discount, debt instruments with payment-in-kind, or PIK, interest, preferred stock with PIK dividends and zero coupon securities, accrued income that we have not yet received in cash.
The income and capital gain incentive fee calculation, or the Income and Capital Gain Incentive Fee Calculation, has two parts. The income component is calculated quarterly in arrears based on our Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter.
Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the income component, it is possible that an incentive fee may be calculated under this formula with respect to a period in which we have incurred a loss. For example, if we receive Pre-Incentive Fee Net Investment Income in excess of the hurdle rate (as defined below) for a calendar quarter, the income component will result in a positive value and an incentive fee will be paid unless the payment of such incentive fee would cause us to pay incentive fees on a cumulative basis that exceed 20.0% of our Cumulative Pre-Incentive Fee Net Income. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 2.0% quarterly. If market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our Pre-Incentive Fee Net Investment Income and make it easier for GC Advisors to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income. Our Pre-Incentive Fee Net Investment Income used to calculate this part of the incentive fee is also included in the amount of our total assets (excluding cash and cash equivalents but including assets purchased with borrowed funds and securitization-related assets and cash collateral on deposit with custodian) used to calculate the 1.375% base management fee.
We calculate the income component of the Income and Capital Gain Incentive Fee Calculation with respect to our Pre-Incentive Fee Net Investment Income quarterly, in arrears, as follows:
•
zero in any calendar quarter in which the Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate;

•
100.0% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.5% in any calendar quarter. We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle rate but is less than 2.5%) as the “catch-up” provision. The catch-up is meant to provide GC Advisors with 20.0% of the Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply if this net investment income exceeds 2.5% in any calendar quarter; and

•
20.0% of the amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.5% in any calendar quarter.

The sum of these calculations yields the income incentive fee, or the Income Incentive Fee. This amount is appropriately adjusted for any share issuances or repurchases during the quarter.
The second part of the Income and Capital Gain Incentive Fee Calculation, or the Capital Gain Incentive Fee, equals (a) 20.0% of our Capital Gain Incentive Fee Base (as defined below), if any, calculated in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), commencing with the calendar year ending December 31, 2010, less (b) the aggregate amount of any previously paid Capital Gain Incentive Fees. Our “Capital Gain Incentive Fee Base” equals (1) the sum of  (i) our realized capital gains, if any, on a cumulative positive basis from April 13, 2010 through the end of each calendar year, (ii) all realized capital losses on a cumulative basis and (iii) all unrealized capital depreciation on a cumulative basis less (2) all unamortized deferred financing costs, if and to the extent such costs exceed all unrealized capital appreciation on a cumulative basis.
•
The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in our portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.

•
The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in our portfolio when sold and (b) the accreted or amortized cost basis of such investment.

•
The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in our portfolio as of the applicable Capital Gain Incentive Fee calculation date and (b) the accreted or amortized cost basis of such investment.

As described above, the incentive fee will not be paid at any time where after such payment the cumulative incentive fees paid to date would be greater than 20.0% of the Cumulative Pre-Incentive Net Income since April 13, 2010. In accordance with U.S. generally accepted accounting principles (“GAAP”), we will accrue a capital gain incentive fee on a quarterly basis as if aggregate unrealized capital appreciation on investments were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. We will accrue a capital gain incentive fee under GAAP if the Capital Gain Incentive Fee Base, adjusted as required by GAAP to include unrealized appreciation, is positive. The Capital Gain Incentive Fee is calculated on a cumulative basis from the date we elected to become a business development company through the end of each calendar year. Since inception through September 30, 2018, we have made total Capital Gain Incentive Fee payments of  $1.2 million, which was the amount calculated in accordance with the Investment Advisory Agreement as of December 31, 2017. The amount payable as calculated under the Investment Advisory Agreement as of September 30, 2018 is $2.3 million, none of which was due to GC Advisors as of September 30, 2018. Any payment due under the terms of the Investment Advisory Agreement is calculated in arrears at the end of each calendar year.
(3)
The estimate of our annualized hypothetical incentive fees under the 200% minimum asset coverage ratio in the table above has assumed (i) $2,232.9 million in hypothetical total gross assets (including cash and cash equivalents, receivables and other assets, which, for illustrative purposes, are assumed to be equal to actual amounts as of September 30, 2018), (ii) $1,243.0 million in hypothetical total debt outstanding, (iii) interest income calculated by applying the ratio of  “total interest income” for the three months ended September 30, 2018 to the “total investments, at fair value” as of September 30, 2018 to the hypothetical total gross assets (excluding cash and cash equivalents, receivables and other assets, which are assumed to produce no interest income), (iv) interest expense on the incremental hypothetical leverage of 3.6%, which was the weighted average interest rate on the Company’s total debt as of September 30, 2018 and (v) management fees and operating expenses using the same ratio of these expenses to total investments at fair value for the quarter ended September 30, 2018.

The estimate of our annualized hypothetical incentive fees under the 150% minimum asset coverage ratio requirement in the table above has assumed (i) $3,201.6 million in hypothetical total gross assets (including cash and cash equivalents, receivables and other assets, which, for illustrative purposes, are assumed to be equal to actual amounts as of September 30, 2018), (ii) $2,211.7 million in hypothetical total debt outstanding, (iii) interest income calculated by applying the ratio of  “total interest income” for the three months ended September 30, 2018 to the “total investments, at fair value” as of September 30, 2018 to the hypothetical total gross assets (excluding cash and cash equivalents, receivables and prepaid assets, which are assumed to produce no interest income), (iv) interest expense on the incremental hypothetical leverage of 3.6%, which was the interest rate on the Company’s indebtedness as of September 30, 2018 and (v) management fees and operating expenses using the same ratio of these expenses to total investments at fair value for the quarter ended September 30, 2018.
(4)
Interest payments on borrowed funds is based on the annualized cost of funds on our outstanding indebtedness for the three months ended September 30, 2018, which consisted of   $370.7 million of indebtedness outstanding under revolving credit facilities, $277.5 million of debentures issued through our SBIC subsidiaries, and $197.5 million in notes issued through a term debt securitization. For the three months ended September 30, 2018, the annualized cost of funds for total debt outstanding, which includes all interest and amortization of debt issuance costs on the Company’s term debt securitization, debt was 4.3%. In addition, we have assumed additional securities of  $397.3 million and $1,366.0 million, respectively, as the maximum additional leverage allowed under the 200% minimum asset coverage ratio and the 150% minimum asset coverage ratio, respectively.

(5)
Includes our overhead expenses, including payments under the Administration Agreement, based on our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement and any acquired fund fees and expenses that are not required to be disclosed. “Other Expenses” are estimated based on the annualized amounts incurred for the three months ended September 30, 2018 and using the same ratio of these expenses to total investments at fair value under the respective 200% and 150% minimum coverage ratios.

(6)
Stockholders indirectly bear the expenses of the Company’s investment in Senior Loan Fund LLC an unconsolidated Delaware LLC, in which, the Company co-invests with RGA Reinsurance Company primarily in senior secured loans (“SLF”). No management fee is charged by the Administrator in connection with the administrative services it provides to SLF. However, SLF does reimburse the Administrator for its costs related to providing accounting, bookkeeping, treasury, loan operations, reporting and administrative services for SLF. Future expenses for SLF may be substantially higher or lower because certain expenses may fluctuate over time. The acquired fund fees and expenses assumes that the fees and expenses for SLF remain consistent with those incurred for the three months ended September 30, 2018 for each of the alternatives described above.

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in the Common Stock. In calculating the following expense amounts, the Company has assumed that annual operating expenses remain at the levels set forth in the table above. This example and the expenses in the table above should not be considered a representation of the Company’s future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.
Stockholders would pay the following expenses on a $1,000 common stock investment	1 Year	3 Year	5 Year	10 Year
Under the Company’s Acutal Asset Coverage Ratio of 270% as of September 30, 2018
assuming a 5% annual return (none of which is subject to the incentive fee)	$68	$201	$330	$630
Under the Currently Applicable 200% Minimum Asset Coverage Ratio
assuming a 5% annual return (none of which is subject to the incentive fee)	$92	$266	$424	$766
Under the Proposed 150% Minimum Asset Coverage Ratio
assuming a 5% annual return (none of which is subject to the incentive fee)	$152	$410	$619	$981
The above table is designed to assist Stockholders in understanding the various costs and expenses that an investor in the Common Stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the example. This illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher.
If the 5% annual return were derived entirely from capital gains and thus subject to the capital gain incentive fee, Stockholders would pay expenses on a $1,000 investment as follows:
Stockholders would pay the following expenses on a $1,000 common stock investment	1 Year	3 Year	5 Year	10 Year
Under the Company’s Acutal Asset Coverage Ratio of 270% as of September 30, 2018
assuming a 5% annual return (none of which is subject to the incentive fee)	$78	$229	$370	$691
Under the Currently Applicable 200% Minimum Asset Coverage Ratio
assuming a 5% annual return (none of which is subject to the incentive fee)	$100	$285	$450	$794
Under the Proposed 150% Minimum Asset Coverage Ratio
assuming a 5% annual return (none of which is subject to the incentive fee)	$153	$410	$613	$952
These examples assume reinvestment of all dividends and other distributions at NAV. Under certain circumstances, reinvestment of dividends and distributions under our distribution reinvestment plan may occur at a price per share that differs from NAV. Participants in our distribution reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the distribution.
This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

Additional flexibility to make required regulated investment company distributions without violating the 1940 Act
Prior to the passage of the SBCAA, the 1940 Act prohibited BDCs from declaring any dividend or other distribution to holders of any class of capital stock, in the case of debt securities, or common stock, in the case of preferred stock, unless the asset coverage with respect to such senior securities was at least 200%. By lowering the asset coverage requirement to 150%, the Company will have additional flexibility, subject to compliance with the covenants under any debt facilities, to continue making the distributions to Stockholders required to maintain its qualification as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. This additional flexibility may be helpful in circumstances where the value of the Company’s assets, and thus the Company’s asset coverage, declines, but the level of the Company’s net investment income remains relatively constant (i.e., the Company continues to have cash available to make any necessary distributions to Stockholders). If the Company were to fail to make required distributions and no longer qualify as a regulated investment company, the Company would be subject to corporate-level U.S. federal income taxes.
Impact on advisory fees paid by the Company
The base management fee payable to GC Advisors pursuant to the Investment Advisory Agreement is calculated at an annual rate of 1.375% on the average adjusted gross assets, (including assets purchased with borrowed funds and securitization-related assets, leverage, unrealized depreciation or appreciation on derivative instruments and cash collateral on deposit with custodian but adjusted to exclude cash and cash equivalents so that investors do not pay the base management fee on such assets) at the end of the two most recently completed calendar quarters and is payable quarterly in arrears. The Board considered the fact that incurring additional leverage will increase the base management fee payable to GC Advisors irrespective of the return on the incremental assets and also noted that sourcing additional investment opportunities to deploy any additional capital will require additional time and effort on the part of GC Advisors and its investment personnel.
In addition, as additional leverage would magnify increases, if any, in the Company’s investment income, as noted above, the Company’s net investment income may exceed the quarterly hurdle rate for payment of the income component of the incentive fee payable to GC Advisors pursuant to the Investment Advisory Agreement at a lower average unlevered return on the Company’s portfolio. Thus, if the Company incurs additional leverage, GC Advisors may receive additional incentive fees without any corresponding increase (and potentially with a decrease) in the Company’s performance. The Board also noted that the incentive fee payable by the Company to GC Advisors may create an incentive for it to make investments on the Company’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement, which could result in higher investment losses, particularly during cyclical economic downturns.
Other Considerations
The Board noted that holders of any senior securities, including any additional senior securities that Company may be able to issue as a result of the reduced asset coverage requirements, will have fixed-dollar claims on the Company’s assets that are superior to the claims of the Stockholders. In the case of a liquidation event, holders of these senior securities would receive proceeds to the extent of their fixed claims before any distributions are made to the Stockholders, and the issuance of additional senior securities may result in fewer proceeds remaining for distribution to the Stockholders if the assets purchased with the capital raise from such issuances decline in value.
The Board also discussed the additional disclosures required upon the modification of the asset coverage requirement. Such additional disclosure includes a requirement to disclose the approval of the 150% asset coverage requirement in a filing with the SEC within five business days of such approval. Following such approval, the Company will be required to include in its quarterly reports on Form 10-Q and annual reports on Form 10-K the principal amount or liquidation preference of its senior securities and its asset coverage ratio as of the date of the most recent financial statements, the fact that the 150% asset coverage had been approved by the Company and the effective date of such approval along with the principal risk factors associated with the Company’s senior securities. The Board noted that such disclosure requirements were not anticipated to be burdensome to the Company.

Based on its consideration of each of the above factors and such other information as the Board deemed relevant, the Board concluded that this Proposal 3 is in the best interests of the Company and the Stockholders and recommended that the Stockholders approve this Proposal.
THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPANY BECOMING SUBJECT TO A MINIMUM ASSET COVERAGE RATIO UNDER THE SBCAA OF AT LEAST 150%, PERMITTING THE COMPANY TO DOUBLE ITS AMOUNT OF DEBT INCURRENCE.

OTHER BUSINESS
The Board knows of no other matter that is likely to come before the Annual Meeting or that may properly come before the Annual Meeting, apart from the consideration of an adjournment or postponement.
If there appears not to be enough votes for a quorum or to approve the proposals at the Annual Meeting, the chair of the Annual Meeting shall have the power to adjourn the Annual Meeting from time to time without notice other than announcement at the Meeting or the Stockholders who are represented in person or by proxy may vote to adjourn the Annual Meeting to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment.
ANNUAL AND QUARTERLY REPORTS
Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at our website at www.golubcapitalbdc.com or without charge upon request by calling us collect at (212) 750-6060. Please direct your request to Golub Capital BDC, Inc., Attention: Investor Relations, 666 Fifth Avenue, 18th Floor, New York, NY 10103. Copies of such reports are also posted via EDGAR on the SEC’s website at www.sec.gov.
SUBMISSION OF STOCKHOLDER PROPOSALS
The Company expects that the 2020 Annual Meeting of Stockholders will be held in February 2020, but the exact date, time and location of such meeting have yet to be determined. Proposals to be included in our proxy statement for the 2020 Annual Meeting must be submitted by eligible stockholders who have complied with the relevant regulations of the SEC and received no later than August 20, 2019.
In addition, the Company’s bylaws contain an advance notice provision requiring that, if a Stockholder’s proposal, including nomination of a director, is to brought before the next annual meeting of the Stockholder, such Stockholder must provide timely notice thereof in writing addressed to Joshua M. Levinson, Secretary, c/o Golub Capital BDC, Inc., 666 Fifth Avenue, 18th Floor, New York, NY 10103. Notices of intention to present proposals, including nomination of a director, at the 2020 Annual Meeting must be received by the Company between August 20, 2019 and 5:00 p.m., Eastern Time, on September 19, 2019. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
The Company’s Audit Committee has established guidelines and procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, “Accounting Matters”). Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Company’s Chief Compliance Officer. Persons who are uncomfortable submitting complaints to the Chief Compliance Officer, including complaints involving the Chief Compliance Officer, may submit complaints directly to the Company’s Audit Committee. Complaints may be submitted on an anonymous basis.
The Chief Compliance Officer may be contacted at:
Mr. Joshua M. Levinson
Golub Capital BDC, Inc.
Chief Compliance Officer
666 Fifth Avenue, 18th Floor
New York, NY 10103
The Audit Committee Members may be contacted at:
Messrs. William M. Webster IV, John T. Baily, Kenneth F. Bernstein, and/or
Ms. Anita R. Rosenberg
Golub Capital BDC, Inc.
Audit Committee Member
666 Fifth Avenue, 18th Floor
New York, NY 10103

You are cordially invited to attend our Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the voting instructions in the Notice of Internet Availability of Proxy Materials, or by requesting hard copy proxy materials from us and returning a proxy card.
By Order of the Board of Directors,

/s/ Joshua M. Levinson
Joshua M. Levinson
Secretary
December 18, 2018

PROXY CARD SIGN, DATE AND VOTE ON THE REVERSE SIDE YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE COMPANY AND TO YOU AS A COMPANY STOCKHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR PROXY VOTE SHAREHOLDER NAME AND ADDRESS HERE PROXY VOTING OPTIONS 1. MAIL your signed and voted proxy back in the postage paid envelope provided 2. ONLINE at proxyonline.com using your control number found below 3. PHONE dial toll-free (888) 227-9349 to reach an automated touchtone voting line 4. LIVE with a live operator when you call toll-free (866) 416-0565 Monday through Friday 9 a.m. to 10 p.m. Eastern time CONTROL NUMBER 12345678910 GOLUB CAPITAL BDC, INC. PROXY IN CONNECTION WITH THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 5, 2019 The undersigned hereby appoints Joshua M. Levinson and Ross A. Teune, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of Golub Capital BDC, Inc. (the “Company”) which the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held at the offices of Golub Capital LLC, 666 Fifth Avenue, New York, NY 10103, on February 5, 2019 at 9:30 a.m., Eastern Time, and at all adjournments thereof, as indicated on this proxy. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS, AND THE PROPOSALS (SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD) HAVE BEEN APPROVED BY THE COMPANY’S BOARD OF DIRECTORS AND RECOMMENDED FOR APPROVAL BY THE STOCKHOLDERS. Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (866) 416-0565. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 5, 2019. The Proxy Statement and the Company’s Annual Report Form 10-K are available at: www.proxyonline.com/docs/golubcapitalbdcinc2019.pdf

GOLUB CAPITAL BDC, INC. PROXY CARD YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign this proxy card exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. SIGNATURE (AND TITLE IF APPLICABLE) DATE SIGNATURE (IF HELD JOINTLY) DATE IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED BELOW, AND WILL BE VOTED ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE AS REGARDS TO A PROPOSAL INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE RECOMMENDATION OF THE COMPANY’S BOARD OF DIRECTORS AND WILL BE VOTED “FOR” SUCH PROPOSALS. TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: FOR AGAINST ABSTAIN Proposal(s): (1). Election of Directors – To elect two Class III directors of the Company who will each serve for a term expiring at the 2022 Annual Meeting of Stockholders of the Company or until his successor is duly elected and qualified. Nominees: (01) Lawrence E. Golub O O O (02) William M. Webster IV O O O (2). To ratify the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. O O O (3). To approve the Company becoming subject to the minimum asset coverage ratio under the Small Business Credit Availability Act of at least 150%, which would permit the Company to double the maximum amount of leverage that it is currently permitted to incur. O O O Please refer to the Proxy Statement for a discussion of each proposal. You can vote on the Internet, by telephone or by mail. Please see the reverse side for instructions. PLEASE VOTE ALL YOUR BALLOTS IF YOU RECEIVED MORE THAN ONE BALLOT DUE TO MULTIPLE INVESTMENTS IN THE COMPANY. REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THANK YOU FOR VOTING